Exhibit 99.1
PHILADELPHIA CONSOLIDATED HOLDING CORP.
THIRD QUARTER RESULTS
SEPTEMBER 30, 2007
OCTOBER 25, 2007 PRESS RELEASE
Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (NASDAQ: PHLY) today reported net income for the quarter ended September 30, 2007 increased 7.0% to $96.2 million ($1.30 diluted earnings per share and $1.37 basic earnings per share) from $89.9 million ($1.22 diluted earnings per share and $1.28 basic earnings per share) for the quarter ended September 30, 2006. After-tax net realized investment gains (losses) were $1.8 million of gains ($0.02 diluted earnings per share) for the quarter ended September 30, 2007 versus $(4.5) million of losses ($0.06 diluted loss per share) for the quarter ended September 30, 2006. Gross written premiums for the quarter ended September 30, 2007 increased 10.5% to $504.6 million from $456.6 million for the quarter ended September 30, 2006, and the combined ratio for the quarter ended September 30, 2007 was 68.5% versus 58.6% for the quarter ended September 30, 2006. The Company’s book value per share at September 30, 2007 increased 22.8% to $20.23 from $16.48 at December 31, 2006.
Financial results for the quarter ended September 30, 2007 included:
•	A $39.5 million pre-tax ($25.7 million after-tax, or $0.35 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence. This benefit compares to a $42.7 million pre-tax ($27.7 million after-tax, or $0.38 diluted earnings per share) benefit recognized in the third quarter of 2006 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence; and a $14.8 million pre-tax ($9.6 million after-tax, or $0.13 diluted earnings per share) benefit recognized in the third quarter of 2006 from the re-evaluation of the 2006 accident year loss ratio based on the favorable development observed in the prior years’ claim emergence.
Net income for the nine months ended September 30, 2007 increased 19.3% to $256.6 million ($3.46 diluted earnings per share and $3.65 basic earnings per share) compared to $215.1 million ($2.94 diluted earnings per share and $3.08 basic earnings per share) for the same period in 2006. After-tax net realized investment gains (losses) were $21.2 million of gains ($0.29 diluted earnings per share) for the nine months ended September 30, 2007 versus $(6.4) million of losses ($0.09 diluted loss per share) for the nine months ended September 30, 2006. Gross written premiums for the nine months ended September 30, 2007 increased 15.2% to $1,297.3 million from $1,126.0 million for the nine months ended September 30, 2006, and the combined ratio for the nine months ended September 30, 2007 was 73.3% compared to 68.3% for the nine months ended September 30, 2006.

Press Release
October 25, 2007

Financial results for the nine months ended September 30, 2007 included:
•	A $73.2 million pre-tax ($47.6 million after-tax, or $0.64 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence. This benefit compares to a $78.3 million pre-tax ($50.9 million after-tax, or $0.70 diluted earnings per share) benefit recognized in the nine months ended September 30, 2006 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	$22.2 million of pre-tax ($14.4 million after-tax, or $0.19 diluted earnings per share) net realized investment gains resulting from the liquidation of one of the Company’s equity security portfolios following the Company’s decision to change one of its equity security investment managers.
James J. Maguire, Jr., CEO, said: “I am very pleased with our results in the wake of an increasingly competitive marketplace. During the quarter, we continued to exercise underwriting and pricing discipline, and risk select the business in our various niches which we believe will be profitable. We renewed in excess of 90% of our quoted commercial business, and saw ample new business opportunities across most product lines. While pricing remained relatively stable for most small to medium sized accounts, larger accounts experienced more pricing pressure. We again recognized reserve redundancy from prior accident years due to continued favorable claims emergence. For the balance of this year, I anticipate we will continue to execute at a high level and deliver superior returns to our shareholders.”
The Company will hold its quarterly conference call to discuss third quarter 2007 results today at 3:00 PM EDT. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 289-0544.

Press Release
October 25, 2007

Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xi) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, PHLY designs, markets, and underwrites commercial property/casualty, professional liability and personal lines insurance products incorporating value added coverages and services for select industries. The Company, whose commercial and personal lines subsidiaries are rated A+ (Superior), and A- (Excellent), respectively, by A.M. Best Company, is nationally recognized as a member of Ward’s Top 50, Forbes’ Platinum 400 list of America’s Best Big Companies and Forbes’ 100 Best Mid-Cap Stocks in America. The organization has 42 offices strategically located across the United States to provide superior local service.
CONTACT: Investor Relations: Joseph Barnholt, Assistant Vice President, +1-610-617-7626, jbarnholt@phlyins.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,503,942 AND $2,136,231)	$2,495,045	$2,129,609
EQUITY SECURITIES AT MARKET (COST $319,000 AND $259,184)	362,238	304,033

TOTAL INVESTMENTS	2,857,283	2,433,642

CASH AND CASH EQUIVALENTS	122,486	108,671
ACCRUED INVESTMENT INCOME	24,303	20,083
PREMIUMS RECEIVABLE	406,481	346,836
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	276,849	272,798
DEFERRED INCOME TAXES	47,926	26,657
DEFERRED ACQUISITION COSTS	188,144	158,805
PROPERTY AND EQUIPMENT, NET	26,813	26,999
OTHER ASSETS	47,502	44,046

TOTAL ASSETS	$3,997,787	$3,438,537

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,394,834	$1,283,238
UNEARNED PREMIUMS	871,842	759,358

TOTAL POLICY LIABILITIES AND ACCRUALS	2,266,676	2,042,596
PREMIUMS PAYABLE	88,082	66,827
OTHER LIABILITIES	196,353	161,847

TOTAL LIABILITIES	2,551,111	2,271,270

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 71,511,222 AND 70,848,482 SHARES ISSUED AND OUTSTANDING	402,010	376,986
NOTES RECEIVABLE FROM SHAREHOLDERS	(16,787)	(17,074)
ACCUMULATED OTHER COMPREHENSIVE INCOME	22,321	24,848
RETAINED EARNINGS	1,039,132	782,507

TOTAL SHAREHOLDERS’ EQUITY	1,446,676	1,167,267

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,997,787	$3,438,537

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
REVENUE:
NET EARNED PREMIUMS	$359,149	$296,366	$1,015,182	$861,706
NET INVESTMENT INCOME	30,199	23,833	85,694	65,572
NET REALIZED INVESTMENT GAIN (LOSS)	2,817	(6,976)	32,638	(9,782)
OTHER INCOME	980	795	2,660	1,703

TOTAL REVENUE	393,145	314,018	1,136,174	919,199

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	146,389	95,662	479,142	353,289
NET REINSURANCE RECOVERIES	(1,584)	(10,956)	(35,243)	(16,163)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	144,805	84,706	443,899	337,126
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	101,252	89,052	299,902	251,406
OTHER OPERATING EXPENSES	2,992	3,364	9,128	8,644

TOTAL LOSSES AND EXPENSES	249,049	177,122	752,929	597,176

INCOME BEFORE INCOME TAXES	144,096	136,896	383,245	322,023

INCOME TAX EXPENSE (BENEFIT):

CURRENT	53,198	49,725	146,528	116,448
DEFERRED	(5,346)	(2,719)	(19,908)	(9,493)

TOTAL INCOME TAX EXPENSE	47,852	47,006	126,620	106,955

NET INCOME	$96,244	$89,890	$256,625	$215,068

PER AVERAGE SHARE DATA:
NET INCOME – BASIC	$1.37	$1.28	$3.65	$3.08

NET INCOME – DILUTED	$1.30	$1.22	$3.46	$2.94

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	70,457,765	69,991,728	70,323,834	69,717,194
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	3,599,654	3,488,999	3,856,902	3,470,645

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	74,057,419	73,480,727	74,180,736	73,187,839